Exhibit 99.1
FLIR Systems Announces
First Quarter 2018 Financial Results

First Quarter Revenue Growth of 8% Over Prior Year; Organic Revenue Growth of 13% Over Prior Year

GAAP EPS of $0.28; Adjusted EPS of $0.48, Up 33% Over Prior Year

Gross Margins Improve 260 Basis Points Over Prior Year

WILSONVILLE, OR, April 25, 2018 – FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the first quarter ended March 31, 2018. Commenting on these results, Jim Cannon, President and Chief Executive Officer, said “With these record first quarter results, we are off to a great start to 2018. Our top line grew 13% organically while our adjusted earnings per share grew 33%. All three of our business units had double-digit organic revenue growth and we saw significant operating leverage with this growth.”

Mr. Cannon continued, “We have an improved outlook for the year as we commit to innovating around our customer’s needs while we fuel, feed, and focus our businesses. Our teams continue their hard work to deploy The FLIR Method initiatives and tools for disciplined continuous improvement to drive value for our shareholders and our customers. And our repurchase of 1.7 million shares in the quarter is further demonstration of how we create value for our shareholders.”

First Quarter 2018

First quarter 2018 revenue was $439.6 million, up 8% over first quarter 2017 revenue of $406.8 million. Organic revenue growth was 13%, which excludes the first quarter results in 2017 and 2018 of the previously disclosed divested portion of the Security division that closed on February 6, 2018.

GAAP Earnings Results

GAAP gross profit in the first quarter increased 14% to $217.9 million, or 49.6% of revenue, compared to $191.3 million, or 47.0% of revenue in the first quarter of 2017. GAAP operating income in the first quarter decreased 6% to $55.5 million, compared to $59.1 million in the prior year. First quarter 2018 GAAP results were negatively impacted by a $10 million pre-tax loss on the divested Security businesses and a $15 million charge related to a U.S. Department of State Directorate of Defense Trade Controls (DDTC) penalty of $30 million, with $15 million suspended based on verifiable past and future expenditures for remedial compliance measures, in connection with a consent agreement executed yesterday to resolve various alleged violations of the International Traffic in Arms Regulation (ITAR) referred to in FLIR’s 2017 10-K filing.

First quarter 2018 GAAP net earnings were $39.2 million, or $0.28 per diluted share, compared with GAAP net earnings of $42.6 million, or $0.31 per diluted share in the first quarter a year ago.

Cash provided by operations was $43.2 million in the first quarter of 2018, compared to $75.1 million in the first quarter of the prior year. The decline compared to the prior year was due primarily to U.S. repatriation tax payments and timing of other tax payments. Approximately 1.7 million shares were repurchased in the quarter at an average price of $49.34.

Non-GAAP Earnings Results

Adjusted gross profit was $222.0 million in the first quarter, representing 50.5% of revenue and increasing 13% over adjusted gross profit of $196.9 million in the first quarter of 2017. Adjusted operating income was $87.8 million in the first quarter, which was 26% higher than adjusted operating income of $69.6 million in the first quarter of 2017. Adjusted operating margin increased 290 basis points to 20.0%, compared with 17.1% in the first quarter of 2017.

Adjusted net earnings in the first quarter were $68.2 million, or $0.48 per diluted share, which was 33% higher than adjusted earnings per diluted share of $0.36 in the first quarter of 2017.

Business Unit Results

Revenue from the Industrial Business Unit was $170.7 million, an increase of 10% over the first quarter results of last year, due to increased handheld thermal imager and camera core sales. The Government and Defense Business Unit contributed $159.3 million of revenue during the first quarter, up 15% over the prior year, and was driven by international deliveries. The Commercial Business Unit recorded revenue of $109.6 million in the first quarter, down 4% from the prior year, but up 12% excluding revenue related to the divested portion of the Security division. Strong results in the Raymarine and ITS businesses contributed to the organic growth.

Revenue and Earnings Outlook for 2018

Based on financial results for the first quarter of the year and the outlook for the remainder of the year, FLIR now expects revenue in 2018 to be in the range of $1.760 billion to $1.790 billion, increased from the previous $1.730 billion to $1.760 billion amount. Adjusted net earnings per diluted share is now expected to be in the range of $2.11 to $2.16 per diluted share, up from the previous outlook of $2.05 to $2.10 per diluted share.

CEO Contract Extension

FLIR also announced today that its Board of Directors has approved the extension of Jim Cannon’s employment agreement through April 2022. “We are delighted that Jim has agreed to extend his contract,” said Earl Lewis, FLIR’s Chairman of the Board. “This extension recognizes the significant impact Jim has had on the business since he’s joined the team and signifies the Board of Director’s conviction in his leadership capabilities, his commitment to our customers, and his long term strategy.”

Dividend Declaration

FLIR’s Board of Directors has declared a quarterly cash dividend of $0.16 per share on FLIR common stock, payable June 8, 2018, to shareholders of record as of close of business on May 25, 2018.

Conference Call

FLIR has scheduled a conference call at 9:00 a.m. ET (6:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call and the accompanying summary presentation can be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 12:00 p.m. ET (9:00 a.m. PT) at this same internet address. Summary first quarter and historical financial data may be accessed online from the Financial Info Database link under the Filings & Financials section at www.FLIR.com/investor.

About FLIR Systems

Founded in 1978 and headquartered in Wilsonville, Oregon, FLIR Systems is a world-leading maker of sensor systems that enhance perception and heighten awareness, helping to save lives, improve productivity, and protect the environment. Through its nearly 3,500 employees, FLIR’s vision is to be “The World’s Sixth Sense” by leveraging thermal imaging and adjacent technologies to provide innovative, intelligent solutions for security and surveillance, environmental and condition monitoring, outdoor recreation, machine vision, navigation, and advanced threat detection. For more information, please visit www.flir.com and follow @flir.

Definitions and Financial Measures

Organic revenue growth is defined as total revenue growth less the sales of companies acquired and divested in the past twelve months. Operating margin is defined as operating income as a percentage of revenue. Management uses operating income and operating margin as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP measures. With respect to the outlook for the full year 2018, certain items that affect GAAP net earnings per diluted share are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP net earnings per diluted share or a corresponding reconciliation to GAAP net earnings per diluted share for the full year. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Forward-Looking Statements

Statements in this release by Jim Cannon and Earl Lewis, the statements in “GAAP Earnings Results” that are not historical facts, and the statements in the section captioned "Revenue and Earnings Outlook for 2018" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the timing or impact of self-imposed or government ordered remediation efforts related to FLIR’s compliance with U.S. export control laws and regulations and similar laws and regulations, the timely receipt of any necessary export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations
Shane Harrison
503-498-3547
shane.harrison@flir.com

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenue	$ 439,618	$ 406,814
Cost of goods sold	221,704	215,493
Gross profit	217,914	191,321

Operating expenses:
Research and development	44,561	41,983
Selling, general and administrative	107,683	90,252
Loss on sale of business	10,178	—
Total operating expenses	162,422	132,235

Earnings from operations	55,492	59,086

Interest expense	4,052	4,453
Interest income	(956)	(271)
Other income, net	(2,219)	(660)

Earnings before income taxes	54,615	55,564

Income tax provision	15,420	12,993

Net earnings	$ 39,195	$ 42,571

Earnings per share:
Basic	$ 0.28	$ 0.31
Diluted	$ 0.28	$ 0.31

Weighted average shares outstanding:
Basic	138,504	136,359
Diluted	140,994	138,239

FLIR SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)(Unaudited)

	March 31,	December 31,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$ 452,138	$ 519,090
Accounts receivable, net	329,792	346,687
Inventories	385,906	372,183
Assets held for sale, net	0	67,344
Prepaid expenses and other current assets	101,371	81,915
Total current assets	1,269,207	1,387,219

Property and equipment, net	260,200	263,996
Deferred income taxes, net	15,924	21,001
Goodwill	918,292	909,811
Intangible assets, net	163,429	168,130
Other assets	76,948	59,869
	$ 2,704,000	$ 2,810,026

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 110,653	$ 106,389
Deferred revenue	25,224	25,614
Accrued payroll and related liabilities	61,817	71,310
Accrued expenses	49,760	37,089
Accrued income taxes	38,869	64,136
Liabilities held for sale	0	39,544
Other current liabilities	52,390	50,851
Total current liabilities	338,713	394,933

Long-term debt	421,000	420,684
Deferred income taxes	15,732	12,496
Accrued income taxes	89,088	87,483
Other long-term liabilities	53,249	59,872

Commitments and contingencies

Shareholders’ equity	1,786,218	1,834,558
	$ 2,704,000	$ 2,810,026

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)(Unaudited)

	Three Months Ended
	March 31,
	2018	2017

Cash flows from operating activities:
Net earnings	$ 39,195	$ 42,571
Income items not affecting cash:
Depreciation and amortization	16,446	17,031
Deferred income taxes	4,574	192
Stock-based compensation arrangements	5,931	6,246
Change in accrued income taxes	(29,435)	(4,115)
Other activity impacting operating cash flows	6,465	13,202
Cash provided by operating activities	43,176	75,127

Cash flows from investing activities:
Additions to property and equipment, net	(7,099)	(13,594)
Proceeds from sale of business	25,920	—
Business acquisitions, net of cash acquired	(7,070)	—
Other Investments	(9,500)	—
Cash provided (used) by investing activities	2,251	(13,594)

Cash flows from financing activities:
Repayments of credit agreement and long-term debt	—	(7,500)
Repurchase of common stock	(94,956)	—
Dividends paid	(22,232)	(20,456)
Proceeds from shares issued pursuant
to stock-based compensation plans	3,497	1,002
Tax paid for net share exercises and issuance of
vested restricted stock units	(265)	(1,843)
Other financing activities	(11)	(1)
Cash used by financing activities	(113,967)	(28,798)

Effect of exchange rate changes on cash	1,588	3,352

Net (decrease) increase in cash and cash equivalents	(66,952)	36,087
Cash and cash equivalents:
Beginning of period	519,090	361,349
End of period	$ 452,138	$ 397,436

FLIR SYSTEMS, INC.
OPERATING SEGMENT PERFORMANCE
(In thousands)(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
SEGMENT REVENUE
Industrial	$ 170,658	$ 154,785
Government and Defense	159,331	138,180
Commercial	109,629	113,849

SEGMENT EARNINGS FROM OPERATIONS
Industrial	$ 45,455	$ 42,818
Government and Defense	46,182	33,319
Commercial	14,472	9,988

SEGMENT OPERATING MARGIN
Industrial	26.6%	27.7%
Government and Defense	29.0%	24.1%
Commercial	13.2%	8.8%

FLIR SYSTEMS, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Gross profit:
GAAP gross profit	$ 217,914	$ 191,321
Amortization of acquired intangible assets	3,719	3,558
Purchase accounting adjustments	—	1,992
Other	348	—
Adjusted gross profit	$ 221,981	$ 196,871

Gross margin:
GAAP gross margin	49.6%	47.0%
Cumulative effect of non-GAAP Adjustments	0.9%	1.4%
Adjusted gross margin	50.5%	48.4%

Earnings from operations:
GAAP earnings from operations	$ 55,492	$ 59,086
Amortization of acquired intangible assets	5,987	6,736
Purchase accounting adjustments	—	1,992
Restructuring charges	(844)	88
Acquisition related expenses	737	959
Loss on sale of business	10,178	—
Executive transition costs	878	770
DDTC estimated penalty	15,000	—
Other	348	—
Adjusted earnings from operations	$ 87,776	$ 69,631

Operating margin:
GAAP operating margin	12.6%	14.5%
Cumulative effect of non-GAAP Adjustments	7.3%	2.6%
Adjusted operating margin	20.0%	17.1%

Net earnings:
GAAP net earnings	$ 39,195	$ 42,571
Amortization of acquired intangible assets	5,987	6,736
Purchase accounting adjustments	—	1,992
Restructuring charges	(844)	88
Acquisition related expenses	737	959
Loss on sale of business	10,178	—
Executive transition costs	878	770
DDTC estimated penalty	15,000	—
Other	348	—
Estimated tax benefit of non-GAAP adjustments	(6,941)	(2,636)
Discrete tax items, net	3,678	(898)
Adjusted net earnings	$ 68,216	$ 49,582

Earnings Per Diluted Share:
GAAP earnings per diluted share	$ 0.28	$ 0.31
Cumulative effect of non-GAAP Adjustments	0.20	0.05
Adjusted earnings per diluted share	$ 0.48	$ 0.36

Weighted average diluted shares outstanding:	140,994	138,239

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this earnings announcement contains some or all of the following non-GAAP financial measures: (i) adjusted gross profit, (ii) adjusted gross margin (defined as adjusted gross profit divided by revenue), (iii) adjusted operating earnings/income, (iv) adjusted operating margin (defined as adjusted operating income divided by revenue), (v) adjusted net earnings/income, and (vi) adjusted earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the "GAAP to Non-GAAP Reconciliation" tables included within this earnings release.
In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, loss on sale of business, executive transition costs, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and as a factor for determining incentive compensation for certain employees. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our ongoing operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors.

•
Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity.

•
Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These transaction-specific costs can vary significantly in amount and timing and are not indicative of our core operating performance.

•
Restructuring charges. Included in our GAAP financial measures are restructuring charges which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

•
Loss on sale of business. We recognized a loss, representing the difference between the carrying value and expected sales proceeds, associated with the divestiture of the retail and SMB portion of the Security segment. We excluded this loss for purposes of calculating certain non-GAAP measures. This adjustment facilitates an alternative evaluation of our current operating performance and comparisons to past operating results consistent with the metrics reviewed by management

•
Executive transition costs. Executive transition costs primarily include costs associated with separation agreements of the Company’s former CEO and COO, professional services expenses associated with the transition of the former CEO and CFO including recruitment fees, legal services and other related costs, as well as sign-on cash bonus payments to the current CEO and others reporting to the CEO, partially offset by benefits associated with stock compensation reversals for share-based awards forfeited upon the departures of the former CEO, COO and CFO.

•
DDTC estimated penalty. This penalty is related to an accrual recorded during the period associated with an expected administrative agreement with the U.S. Department of State regarding various alleged violations of the International Traffic in Arms Regulation (ITAR). This accrual is based on our estimate of the net amount of expected penalty less an expected offset for past and future remedial compliance expenditures. The charge is excluded from our non-GAAP measures because we do not believe such charges are representative of our ongoing operations.

•
Other. Other charges include product remediation charges associated with certain SkyWatch™ surveillance towers. We exclude other charges from our non-GAAP measures because we do not believe such costs are representative of our ongoing operations.

•
Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company's overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

•
Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company's estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.